Exhibit 4.4

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”) is made as of 27 February 2014 (the “Amendment Effective Date”), by and among RedHill Biopharma Ltd., an Israeli company having its principal place of business at 21 Ha’arba’a Street, Tel-Aviv 64739, Israel (“RedHill”), and Giaconda Limited ACN 108 088 517, an Australian public limited company having its registered office at Ground Floor, 44 East Street, Five Dock, NSW 2046, Australia (“Giaconda”).  Each of RedHill and Giaconda is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Giaconda and RedHill are the parties to that certain Asset Purchase Agreement, dated as of 11 August 2010 (the “Original Asset Purchase Agreement”) , which in Section 13.2 thereof contains provisions that impose certain restraints on the ability of Giaconda and [****] (as defined below) and their respective affiliates to supply or grant certain goods, services or rights;

WHEREAS, [****], and RedHill in connection with the execution and delivery of the Original Asset Purchase Agreement and the consummation of the transactions contemplated thereby, entered into, and are now the parties to, that certain Agreement, dated as of 11 August 2010 (the “ROFR Agreement”), which in Section 4.2 thereof contains provisions that impose certain restraints on the ability of [****] and [****] affiliates to supply or grant certain goods, services or rights;

WHEREAS, [****], together with [****] (collectively, including [****], the “Inventors”), has conducted work in the field of colonic purgatives, laxatives, and gastrointestinal cleansers and has in connection therewith developed certain know-how and intellectual property with respect thereto;

WHEREAS, Salix Pharmaceuticals, Inc. (“Salix”) and the Inventors wish to enter into an Assignment and License Agreement simultaneously herewith, pursuant to which Salix will acquire certain rights;

WHEREAS, RedHill and Salix are entering into an Agreement (the “Salix/RedHill Agreement”) dated simultaneously herewith;

WHEREAS, as required by the Salix/RedHill Agreement, RedHill has agreed to amend the Original Asset Purchase Agreement to revise the restraints it places on the ability of Giaconda, [****] and their affiliates to supply or grant certain goods, services, rights and information to Salix; and

WHEREAS, [****] and RedHill are entering into a Deed of Variation dated simultaneously herewith that will amend the ROFR Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby amend the Original Asset Purchase Agreement as follows:

SECTION 1.                                 Additional Definitions.  The following new definitions shall be inserted into the Section 1 of the Original Asset Purchase Agreement in their correct alphabetical order:

“Designated Products” means all Products other than Purgative Products.

“Designated Technology” means all Technology other than Technology that relates to the Purgative Field.

“Designated Technology Intellectual Property” means all Technology Intellectual Property other than Technology Intellectual Property that relates to the Purgative Field.

“Purgative Field” means the development, manufacturing, and commercialization, making, having made, using, offering to sell, selling, or importing of Purgative Products.

“Purgative Product” means any substance or product, including the [****], intended for use as a [****] (including in, or for the purpose of, the [****]) in humans or non-human animals, but not, for the avoidance of doubt, any of [****].

SECTION 2.                                 Non-Competition.

2.1   Section 13.2.1 of the Original Asset Purchase Agreement is hereby amended and replaced in its entirety by the following:

“Restraint.  Seller agrees and undertakes that neither Seller or its Affiliates (excluding [****]) ,  will, without the prior written consent of Buyer directly or indirectly, as owner, part-owner, financier, partner, joint venturer, stockholder, employee, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatever (a) supply or grant services or rights similar to or competing with the Designated Products or the Designated Technology; or (b) supply goods or services that assist any other person, entity, or organization in competing or in preparing to compete with the Designated Products or the Designated Technology. The foregoing restrictions do not prevent Seller from selling, licensing, or dealing with Hepaconda or Ibaconda provided that those patents and associated intellectual property are not the subject of the Charges.  The foregoing restrictions do not apply if Seller proposes to exercise or exercises its Buy Back Option. ”

2.2   Section 13.2.5 of the Original Asset Purchase Agreement is hereby amended and replaced in its entirety by the following:

This Section 13.2.1 does not restrict:

a)	Seller or its Affiliates holding 1% or less of any class of stock or securities of a publicly listed company, provided that Seller or its Affiliates have no active role in that company;

b)
Seller or its Affiliates recruiting a person through a recruitment agency (except if the agency targets Buyer’s employees) or as a response to a newspaper, web page or other public employment advertisement;

c)
Seller or its Affiliates from selling, licensing, or dealing with Hepaconda or Ibaconda provided that those patents and associated intellectual property are not the subject of the Charges or part of the Technology Intellectual Property or licensed to Buyer under Section 4 hereto;

d)	Seller from proposing to exercise or exercising its Buy Back Option;

e)	Seller from enjoying the full incidents of ownership of the Relevant Therapy acquired by it as a result of exercising its Buy Back Option.

2.3   Section 13.2.6 of the Original Asset Purchase Agreement is added as follows:

“Notwithstanding any clause in this agreement, nothing in this agreement restricts [****] or [****] Affiliates from taking any action or conducting any activities with respect to Purgative Products or otherwise in the Purgative Field.”

2.4   Release The Buyer irrevocably and unconditionally releases and forever discharges the Seller and its Affiliates from any and all claims (including any present or future causes of action, expenses, including legal fees, claim, liabilities, damages, declaration, demand, loss or suit whether arising in contract, tort, statue, equity or otherwise whether known or unknown) that the Buyer or its Affiliates may have in connection with any acts or omissions of [****] relating to Section 13.2 of the Original Asset Purchase Agreement prior to the amendment of Section 13.2 under this Agreement.

SECTION 3.                                 Confidentiality.  Section 14.2 of the Original Asset Purchase Agreement is hereby amended by adding a new sentence at the end thereof reading as follows:

“Notwithstanding anything in this Article 14 to the contrary, nothing in this Article 14 shall operate to limit or qualify the right and ability of Seller, [****] and their respective Affiliates to use and to disclose to Salix Pharmaceuticals, Inc. information, including information that would otherwise constitute Confidential Information subject to the restrictions and limitations set forth in this Article 14, to the extent (but only to the extent) the same relates to Purgative Products or the Purgative Field.”

SECTION 4.                                 Condition Precedent.  The parties agree and acknowledge that this Amendment is interdependent with those agreements and deeds set forth on Annex 1 hereto (the “Interdependent Documents”) and that, except as may otherwise be agreed by the parties in writing, (a) no provision of this Amendment other than this Section 4 will come into effect until a counterpart of each of the other Interdependent Documents has been duly executed and delivered by all parties thereto but (b) simultaneously with the execution and delivery by each party thereto of a counterpart of each of the other Interdependent Documents all provisions of this Amendment shall, without further action by any of the parties, come into full force and effect.

SECTION 5.                                 Effective Date; Incorporation of Terms; Continuing Effect.  Subject to Section 4, this Amendment shall be deemed effective for all purposes as of the Amendment Effective Date.  The amendment set forth in this Amendment shall be deemed to be incorporated in, and made a part of, the Original Asset Purchase Agreement, and the Original Asset Purchase Agreement and this Amendment shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article 18 of the Original Asset Purchase Agreement, which shall, as applicable, be deemed to apply to this Amendment (including with respect to the governing law)).  Except as otherwise expressly amended by this Amendment, the Original Asset Purchase Agreement shall remain in full force and effect as so amended in accordance with its terms and conditions and does not prejudice any accrued rights or obligations which the parties to the Original Asset Purchase Agreement have under that agreement.

SECTION 6.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.  This Amendment may be executed by the electronic or telephonic delivery of a facsimile of an executed signature page hereof with the same effect as the delivery of the original of such executed signature page.

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IN WITNESS WHEREOF, the parties, intending to be bound, have caused this Amendment to be executed on their behalf by their duly authorized agent to be effective as of the Amendment Effective Date.

RedHill Biopharma Ltd.

By:	/s/____________________________ Name: Title: ________________________

Executed by Giaconda Limited ACN 108 088 517 in accordance with Section 127 of the Corporations Act 2001

/s/____________________________ Signature of director Name of director:_______________		/s/_________________________________ Signature of director/company secretary Name of director/company secretary:__________________________

Signature Page to Amendment to Asset Purchase Agreement

ANNEX 1

Interdependent Documents

Core Transactional Documents

1.	Assignment and License Agreement by and among [****]

2.	Agreement between RedHill Biopharma Ltd. and Salix Pharmaceuticals, Inc.

Giaconda / Redhill Arrangements

3.	This Amendment to Asset Purchase Agreement by and between RedHill Biopharma Ltd. and Giaconda Limited ACN 108 088 517

4.	Deed of Waiver, Confirmation, Termination, and Amendment by and between Giaconda Limited ACN 108 088 517, [****], RedHill Biopharma Ltd., and Salix Pharmaceuticals, Inc.

[****] / RedHill Arrangements

5.	Deed of Variation by and between RedHill Biopharma Ltd. and [****]

6.	Deed of Termination by and between RedHill Biopharma Ltd and [****]

7.	Deed of Termination by and between RedHill Biopharma Ltd and [****]

General Facilitating Documents

8.	Deed of Waiver and Confirmation by and among [****]

9.	Deed of Waiver and Confirmation by and between [****]

10.	Research Services Agreement by and between [****]

11.	Deed of Waiver and Confirmation, [****]

12.	Letter agreement, between [****]

[****]Salix Arrangements

13.	Deed of Waiver and Confirmation by and among [****]

14.	Ibaconda Assignment Agreement by and between [****]

[****] Arrangements

15.	Releases for Salix Deed, dated 23 December 2013, by and between [****]

16.	Deed of Assignment and License, dated on or about 25 January 2013, between [****]

17.	Letter agreement, dated 23 December 2013, between [****]

18.	Termination Deed, dated 23 December 2013, between [****]